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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         The Registrant, Champion Industries, Inc., a West Virginia corporation, does business under the trade name "Chapman Printing Company". Its wholly owned subsidiaries are:

1.       The Chapman Printing Company, Inc., a West Virginia corporation.

2. Stationers, Inc., a West Virginia corporation (doing business in Ohio as "Garrison Brewer").

3.       Bourque Printing, Inc., a Louisiana corporation.

4.       Dallas Printing Company, Inc., a Mississippi corporation.

5.       Carolina Cut Sheets, Inc., a West Virginia corporation.

6.       U.S. Tag & Ticket Company, Inc., a Maryland corporation.

7.       Donihe Graphics, Inc., a Tennessee corporation.

8.       Smith & Butterfield Co., Inc., an Indiana corporation.

9.       The Merten Company, an Ohio corporation.

10.      Interform Corporation, a Pennsylvania corporation.

11.      CHMP Leasing, Inc., a West Virginia corporation.

12.      Blue Ridge Printing Co., Inc., a North Carolina corporation.

13.      Rose City Press, a West Virginia corporation

14.      Capitol Business Equipment, Inc., a West Virginia corporation

15.      Thompson's of Morgantown, Inc., a West Virginia corporation


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